Preferred Apartment Communities, Inc. Reports Results for Third Quarter 2019

Atlanta, GA, November 4, 2019

Preferred Apartment Communities, Inc. (NYSE: APTS) ("we," "our," the "Company" or "Preferred Apartment Communities") today reported results for the quarter ended September 30, 2019. Unless otherwise indicated, all per share results are reported based on the basic weighted average shares of Common Stock and Class A Units of the Company's operating partnership ("Class A Units") outstanding. See Definitions of Non-GAAP Measures on page S-22.

"We had a strong quarter, up 10.7% on FFO over Q3 2018. We accomplished this despite incurring nearly $0.02/share in direct costs associated with our consideration of internalizing our external manager. We incurred additional indirect internalization related costs as we built up cash reserves to fund portions of an internalization if required. These extraordinary costs will have a significant impact on our year end numbers and we now expect that when these expenses are added back to FFO we will perform at the low end of our previously provided guidance range." said Daniel M. DuPree, Preferred Apartment Communities' Chairman and Chief Executive Officer.

Financial Highlights

Our operating results are presented below.

	Three months ended September 30,			Nine months ended September 30,
	2019	2018	% change	2019	2018	% change

Revenues (in thousands)	$120,203	$104,232	15.3%	$345,561	$290,991	18.8%

Per share data:
Net income (loss) (1)	$(0.71)	$(0.35)	—	$(2.02)	$(1.16)	—

FFO (2)	$0.31	$0.28	10.7%	$1.06	$1.03	2.9%

AFFO (2)	$0.12	$0.21	(42.9)%	$0.66	$0.84	(21.4)%

Dividends (3)	$0.2625	$0.255	2.9%	$0.785	$0.76	3.3%

(1) Per weighted average share of Common Stock outstanding for the periods indicated.
(2) FFO and AFFO results are presented per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliations of FFO Attributable to Common Stockholders and Unitholders and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-3 and Definitions of Non-GAAP Measures beginning on page S-22.
(3) Per share of Common Stock and Class A Unit outstanding.

•
For the third quarter 2019, our FFO payout ratio to Common Stockholders and Unitholders was approximately 85.0% and our FFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 67.5%. (A)

•
Our AFFO payout ratio to Common Stockholders and Unitholders was approximately 223.5% for the third quarter 2019 and 93.2% for the trailing twelve-month period ended September 30, 2019. Our AFFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 84.5% for the third quarter 2019 and 68.2% for the trailing twelve-month period ended September 30, 2019. (B) We have $27.9 million of accrued but not yet paid interest on our real estate loan investment portfolio.

•
For the quarter ended September 30, 2019, our same-store rental revenues increased approximately 3.3% and our operating expenses increased 2.3%, resulting in an increase in net operating income of approximately 4.4% for our same-store multifamily communities as compared to the quarter ended September 30, 2018.(C) For the third quarter 2019, our average same-store multifamily communities' physical occupancy was 95.6%.

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•
At September 30, 2019, the market value of our common stock was $14.45 per share. A hypothetical investment in our Common Stock in our initial public offering on April 5, 2011, assuming the reinvestment of all dividends and no transaction costs, would have resulted in an average annual return of approximately 17.4% through September 30, 2019.

•	As of September 30, 2019, the average age of our multifamily communities was approximately 5.4 years, which is the youngest in the public multifamily REIT industry.

•
As of September 30, 2019, approximately 91.6% of our permanent property-level mortgage debt has fixed interest rates and approximately 3.8% has variable interest rates which are capped. We believe we are well protected against potential increases in market interest rates.

•
During the third quarter 2019, we refinanced six retail assets with new fixed-rate mortgage debt and on October 1, we repaid two other maturing mortgages on retail properties which remain unencumbered.

•
At September 30, 2019, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 52.4%. Included in our total assets were our investments in the Series 2018-ML04 and Series 2019-ML05 from the Freddie Mac K program. Our leverage calculation excludes the gross assets of approximately $586 million and liabilities of approximately $586 million that are owned by other pool participants in the Freddie Mac K program that we consolidated under the VIE rules.

•
As of September 30, 2019, our total assets were approximately $5.3 billion compared to approximately $4.1 billion as of September 30, 2018, an increase of approximately $1.1 billion, or approximately 26.9%. This growth was driven by (i) the net acquisition of 12 real estate properties and (ii) the consolidation of the mortgage pools from the Freddie Mac K program. Excluding the VIE mortgage pool assets from other participants in the K Program, our total assets grew approximately $789 million, or 20.3% since September 30, 2018.

•
On July 29, 2019, we entered into a purchase and sale agreement to sell six of our student housing properties to a third party. A non-refundable earnest money deposit has been placed into an escrow account by the purchaser and we anticipate the sale to close in the near future. We expect to realize a book gain on the sale.

•
On August 16, 2019, we closed on a real estate loan investment of up to approximately $14.8 million in connection with the development of Kennesaw Crossing, a 250-unit multifamily community to be located in Kennesaw, Georgia.

(A) We calculate the FFO payout ratio to Common Stockholders as the ratio of Common Stock dividends and distributions to FFO Attributable to Common Stockholders and Unitholders. We calculate the FFO payout ratio to preferred stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and FFO. Since our operations resulted in a net loss from continuing operations for the periods presented, a payout ratio based on net loss is not calculable. See Definitions of Non-GAAP Measures on page S-22.

(B) We calculate the AFFO payout ratio to Common Stockholders as the ratio of Common Stock dividends and distributions to AFFO. We calculate the AFFO payout ratio to preferred stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and AFFO.

(C) Same store net operating income is a non-GAAP measure. See Definitions of Non-GAAP Measures on page S-22.

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Acquisitions of Properties

During the third quarter 2019, we acquired the following properties:

Property	Location (MSA)	Units / Leasable square feet

Multifamily communities:
Artisan at Viera	Melbourne, FL	259	units
Five Oaks at Westchase	Tampa, FL	218	units

Office building:
CAPTRUST Tower	Raleigh, NC	300,000	LSF
251 Armour (1)	Atlanta, GA	35,000	LSF

Grocery-anchored shopping center:
Fairfield Shopping Center (2)	Virginia Beach, VA	231,829	LSF

(1) 251 Armour is an additional building acquired within our Armour Yards office building complex in Atlanta, Georgia.
(2) Property is owned through a consolidated joint venture.

Real Estate Assets

	Owned as of September 30, 2019		Potential additions from real estate loan investment portfolio (1) (2)	Potential total
Multifamily communities:
Properties	34		8	42
Units	10,245		2,303	12,548
Grocery-anchored shopping centers:
Properties	50	(3)	—	50
Gross leasable area (square feet)	5,644,427		—	5,644,427
Student housing properties:
Properties	8		1	9
Units	2,011		175	2,186
Beds	6,095		543	6,638
Office buildings:
Properties	9		1	10
Rentable square feet	2,913,000		192,000	3,105,000

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio.

(2)  The Company has terminated various purchase option agreements in exchange for termination fees.  These properties are excluded from the potential additions from our real estate loan investment portfolio.

(3) One property is owned through a consolidated joint venture.

Subsequent to Quarter End

Between October 1, 2019 and October 31, 2019, we issued 42,025 Units under the $1.5 Billion Unit Offering and collected net proceeds of approximately $37.8 million after commissions and fees and issued 7,463 shares of Series M Preferred Stock under the mShares offering and collected net proceeds of approximately $7.2 million after commissions and fees.

On October 11, 2019, we closed on a real estate loan investment of up to approximately $10.9 million in connection with the development of a 340-unit multifamily community to be located in Orlando, Florida.

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On October 14, 2019, we announced that our Board of Directors had unanimously elected Joel T. Murphy as Chief Executive Officer, effective as of January 1, 2020. Mr. Murphy will continue as a member of the board, where he has served since May 2019. Mr. Murphy currently is, and has for the last five years been, the CEO of our New Market Properties subsidiary, and since June 2018 has been the chairman of the Company's investment committee. Mr. Murphy succeeds our current CEO and Chairman of the Board, Daniel M. DuPree, who will remain with us as Executive Chairman of the Board.

On October 16, 2019, the borrowers repaid all amounts due under the 464 Bishop real estate loan investment and the Newport Development Partners, LLC revolving line of credit held by us. On October 24, 2019, the borrower repaid all amounts due under the Park 35 on Clairmont real estate loan investment held by us. Included in the repayments were accrued interest amounts that totaled approximately $3.4 million.

On October 17, 2019, we closed on mortgage financing for our Five Oaks at Westchase multifamily community located in Tampa, Florida. The new mortgage has a principal amount of $31.5 million, bears interest at a fixed rate of 3.27% per annum and matures on November 1, 2031.

On October 30, 2019, we amended the purchase and sale agreement for the sale of six of our student housing properties to include the sale of our Haven 12 real estate loan investment that has an outstanding principal and accrued interest amount of approximately $7.3 million.

Same-Store Multifamily Communities Financial Data

The following chart presents same-store operating results for the Company’s multifamily communities. We define our population of same-store multifamily communities as those that have achieved occupancy at or above 93% for all three consecutive months within a single quarter (stabilized) before the beginning of the prior year and that have been owned for at least 15 full months as of the end of the first quarter of the current year, enabling comparisons of the current year quarterly and annual reporting periods to the prior year comparative periods. The Company excludes the operating results of properties for which construction of adjacent phases has commenced and properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. For the periods presented, same-store operating results consist of the operating results of the following multifamily communities containing an aggregate 6,172 units:

Aster at Lely Resort	Avenues at Cypress	Avenues at Northpointe
Citi Lakes	Lenox Village	Retreat at Lenox Village
Summit Crossing I	Sorrel	Venue at Lakewood Ranch
Overton Rise	525 Avalon Park	Vineyards
Avenues at Creekside	Retreat at Greystone	City Vista
Citrus Village	Luxe at Lakewood Ranch	Adara at Overland Park
Founders Village	Summit Crossing II	Aldridge at Town Village

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Same-store net operating income is a non-GAAP measure that is most directly comparable to net income (loss), as shown in the reconciliations below.

Reconciliation of Net Income (Loss) to Multifamily Communities' Same-Store Net Operating Income (NOI)

	Three months ended:
(in thousands)	9/30/2019	9/30/2018

Net (loss) income	$(2,137)	$8,354
Add:
Equity stock compensation	305	796
Depreciation and amortization	46,239	44,499
Interest expense	28,799	25,657
Management fees	8,611	7,234
Insurance, professional fees and other expenses	1,945	715
Waived asset management and general and administrative expense fees	(3,081)	(1,934)
Loan loss allowance	—	3,029
Less:
Interest revenue on notes receivable	12,608	13,618
Interest revenue on related party notes receivable	2,546	3,671
Income from consolidated VIEs	591	131
Gain on sale of real estate	—	18,605
Loss on extinguishment of debt	(15)	—

Property net operating income	64,951	52,325
Less:
Non-same-store property revenues	(78,400)	(60,925)
Add:
Non-same-store property operating expenses	28,638	23,143

Same-store net operating income	$15,189	$14,543

Multifamily Communities' Same Store Net Operating Income

	Three months ended:
(in thousands)	9/30/2019	9/30/2018	$ change	% change
Revenues:
Rental revenues	$25,613	$24,802	$811	3.3%
Other property revenues	1,036	944	92	9.7%
Total revenues	26,649	25,746	903	3.5%

Operating expenses:
Property operating and maintenance	3,503	3,566	(63)	(1.8)%
Payroll	2,150	2,170	(20)	(0.9)%
Property management fees	1,067	1,032	35	3.4%
Real estate taxes	3,629	3,422	207	6.0%
Other	1,111	1,013	98	9.7%
Total operating expenses	11,460	11,203	257	2.3%

Same-store net operating income	$15,189	$14,543	$646	4.4%

Same-store average physical occupancy	95.6%	95.7%

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Reconciliation of Net Income (Loss) to Multifamily Communities' Same-Store Net Operating Income (NOI)

	Nine months ended:
(in thousands)	9/30/2019	9/30/2018

Net (loss) income	$(6,094)	$17,339
Add:
Equity stock compensation	922	2,881
Depreciation and amortization	137,191	127,210
Interest expense	83,166	68,972
Management fees	24,649	20,096
Insurance, professional fees and other expenses	4,888	2,487
Loan loss allowance	—	3,029
Waived asset management and general and administrative expense fees	(8,505)	(4,583)
Less:
Interest revenue on notes receivable	35,989	37,576
Interest revenue on related party notes receivable	9,980	12,310
Income from consolidated VIEs	1,316	185
Miscellaneous revenues (1)	1,023	—
Loss on extinguishment of debt	(84)	—
Gain on sale of real estate loan investment	747	—
Gain on sale of real estate	—	38,961
Gain on sale of trading investment	4	—

Property net operating income	187,242	148,399
Less:
Non-same-store property revenues	(219,882)	(164,339)
Add:
Non-same-store property operating expenses	78,067	59,726

Same-store net operating income	$45,427	$43,786

(1) Revenue from a forfeited earnest money deposit from a prospective property purchaser.

Multifamily Communities' Same-Store Net Operating Income

	Nine months ended:
(in thousands)	9/30/2019	9/30/2018	$ change	% change
Revenues:
Rental revenues	$75,972	$73,611	$2,361	3.2%
Other property revenues	2,715	2,770	(55)	(2.0)%
Total revenues	78,687	76,381	2,306	3.0%

Operating expenses:
Property operating and maintenance	9,744	10,036	(292)	(2.9)%
Payroll	6,226	6,173	53	0.9%
Property management fees	3,149	3,057	92	3.0%
Real estate taxes	10,872	10,235	637	6.2%
Other	3,269	3,094	175	5.7%
Total operating expenses	33,260	32,595	665	2.0%

Same-store net operating income	$45,427	$43,786	$1,641	3.7%

Capital Markets Activities

On September 27, 2019, our registration statement on Form S-3 (Registration No. 333-233576) (the “Series A1/M1 Registration Statement”) was declared effective by the Securities and Exchange Commission (the “SEC”). The Series A1/M1 Registration Statement allows us to offer up to a maximum of 1,000,000 shares of Series A1 Redeemable Preferred Stock, Series M1 Redeemable Preferred Stock or a combination of both (the "Series A1/M1 Offering"). The stated price per share is $1,000,

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subject to adjustment under certain conditions. The shares are being offered by our affiliate, Preferred Capital Securities, LLC (“PCS”), on a "reasonable best efforts" basis and we intend to invest substantially all the net proceeds of the Series A1/M1 Offering in connection with the acquisition of multifamily communities, grocery-anchored shopping centers, office buildings, real estate loans and mortgages, other real estate-related investments and general working capital purposes.

During the third quarter 2019, we issued and sold an aggregate of 117,787 Units from our offering of up to 1,500,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of Common Stock (the "$1.5 Billion Series A Unit Offering"), resulting in net proceeds of approximately $106.0 million after commissions and other fees.

In addition, during the third quarter 2019, we issued 194,100 shares of Common Stock pursuant to the exercise of warrants issued under our Series A Preferred Stock offering, resulting in aggregate gross proceeds of approximately $2.5 million. We also issued approximately 869,100 shares of Common Stock for redemptions of 15,601 shares of our Series A Redeemable Preferred Stock.
During the third quarter 2019, we issued and sold an aggregate of 17,156 shares of Series M Redeemable Preferred Stock (“mShares”), resulting in net proceeds of approximately $16.6 million after dealer manager fees.
Dividends

Quarterly Dividends on Common Stock and Class A OP Units

On August 1, 2019, we declared a quarterly dividend on our Common Stock of $0.2625 per share for the third quarter 2019. This represents a 2.9% increase in our common stock dividend from our third quarter 2018 common stock dividend of $0.255 per share, and an average annual dividend growth rate of 13.4% since June 30, 2011, the first quarter end following our initial public offering in April 2011. The third quarter dividend was paid on October 15, 2019 to all stockholders of record on September 13, 2019. In conjunction with the Common Stock dividend, the Company's operating partnership declared a distribution on its Class A Units of $0.2625 per unit for the third quarter 2019, which was paid on October 15, 2019 to all Class A Unit holders of record as of September 13, 2019.

Monthly Dividends on Preferred Stock

We declared monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled approximately $28.1 million for the third quarter 2019 and represent a 6% annual yield. We declared dividends totaling approximately $1.3 million on our Series M Redeemable Preferred Stock, or mShares, for the third quarter 2019. The mShares have a dividend rate that escalates from 5.75% in year one of issuance to 7.50% in year eight and thereafter.

Conference Call and Supplemental Data

We will hold our quarterly conference call on Tuesday, November 5, 2019 at 11:00 a.m. Eastern Time to discuss our third quarter 2019 results. To participate in the conference call, please dial in to the following:

Live Conference Call Details
Domestic Dial-in Number: 1-844-890-1791
International Dial-in Number: 1-412-380-7408
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, November 5, 2019
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of our third quarter 2019 conference call will be available online, on a listen-only basis, at our website, www.pacapts.com, under "Investors" and then click on the "Upcoming Events" link. A replay of the call will be archived on under the Investors/Audio Archive section.

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2019 Guidance:

Net income (loss) per share - We are actively adding properties and real estate loan investments to our real estate portfolio and the specific timing of the closing of acquisitions is difficult to predict. Acquisition activity by its nature can cause material variation in our reported depreciation and amortization expense and interest income. Since net income (loss) per share is calculated net of depreciation and amortization expense, our net income (loss) results can fluctuate, possibly significantly, depending upon the timing of the closing of acquisitions. For this reason, we are unable to reasonably forecast this measure or provide a reconciliation of our projected FFO per share to this measure.
FFO per share - Extraordinary internalization costs will have a significant impact on our year end numbers and we now expect that when these expenses are added back to FFO we will perform at the low end of our previously provided guidance range of $1.44 to $1.50 per share for the full year 2019.

AFFO and FFO are calculated after deductions for all preferred stock dividends. Reconciliations of net income (loss) attributable to common stockholders to FFO and AFFO for the three-month and nine-month periods ended September 30, 2019 and 2018 appear beginning on page S-3 of the attached report, as well as on our website using the following link:

http://investors.pacapts.com/download/3Q19_Earnings_and_Supplemental_Data.pdf

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Earnings Release and Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; changes in operating costs, including real estate taxes, utilities and insurance costs; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; the occurrence of natural or man-made disasters; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Earnings Release and Supplemental Financial Data Report.

We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018 that was filed with the Securities and Exchange Commission, or SEC, on March 1, 2019, which discuss various factors that could adversely affect our financial results. Such risk factors and information may be updated or supplemented by our Form 10-K, Form 10-Q and Form 8-K filings and other documents filed from time to time with the SEC.

Additional Information

The SEC has declared effective the registration statement filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, Preferred Capital Securities, LLC, will arrange to send you a prospectus with respect to any of the mShares Offering, the $1.5 Billion Unit Offering and the Series A1/M1 Offering upon request by contacting Leonard A. Silverstein at (770) 818-4100, 3284 Northside Parkway NW,

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Suite 150, Atlanta, Georgia 30327.

The final prospectus for the mShares Offering, dated January 19, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000008/a424prospectus-mshares1.htm

The final prospectus for the $1.5 Billion Unit Offering, dated March 16, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000061/a424prospectus-15bseriesar.htm

The final prospectus for the Series A1/M1 Offering, dated October 22, 2019, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183219000097/a424b5-2019seriesamshares.htm

For further information:

Leonard A. Silverstein, President and Chief Operating Officer         lsilverstein@pacapts.com
Preferred Apartment Communities, Inc.                +1-770-818-4147

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PA|C℠

PREFERRED APARTMENT COMMUNITIES

Q3 | 2019

SUPPLEMENTAL FINANCIAL DATA

APTS LISTED NYSE

SOARING

THIRD QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 10

Table of Contents

Consolidated Statements of Operations	S-2
Reconciliations of FFO Attributable to Common Stockholders and Unitholders and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-3
Notes to Reconciliation of FFO Attributable to Common Stockholders and Unitholders and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-5
Consolidated Balance Sheets	S-7
Consolidated Statements of Cash Flows	S-8
Real Estate Loan Investment Portfolio	S-9
Mortgage Indebtedness	S-12
Multifamily Communities	S-16
Student Housing Properties	S-17
Capital Expenditures	S-17
Grocery-Anchored Shopping Center Portfolio	S-19
Office Building Portfolio	S-21
Definitions of Non-GAAP Measures	S-22

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Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,
(In thousands, except per-share figures)	2019	2018
Revenues:
Rental revenues	$101,817	$84,500
Other property revenues	3,232	2,443
Interest income on loans and notes receivable	12,608	13,618
Interest income from related parties	2,546	3,671

Total revenues	120,203	104,232

Operating expenses:
Property operating and maintenance	14,928	12,893
Property salary and benefits	5,360	4,911
Property management fees	3,534	2,998
Real estate taxes	12,870	10,597
General and administrative	1,898	2,221
Equity compensation to directors and executives	305	796
Depreciation and amortization	46,239	44,499
Asset management and general and administrative expense
fees to related party	8,611	7,234
Loan loss allowance	—	3,029
Insurance, professional fees, and other expenses	3,453	1,713

Total operating expenses	97,198	90,891
Waived asset management and general and administrative
expense fees	(3,081)	(1,934)

Net operating expenses	94,117	88,957
Operating income before (loss) gain on sales of real estate	26,086	15,275
Gain on sale of real estate	—	18,605
Operating income	26,086	33,880

Interest expense	28,799	25,657
Change in fair value of net assets of consolidated
VIEs from mortgage-backed pools	591	131
Loss on extinguishment of debt	(15)	—

Net (loss) income	(2,137)	8,354
Consolidated net loss (income) attributable to non-controlling interests	59	(216)

Net (loss) income attributable to the Company	(2,078)	8,138

Dividends declared to preferred stockholders	(29,446)	(22,360)
Earnings attributable to unvested restricted stock	(5)	(5)

Net loss attributable to common stockholders	$(31,529)	$(14,227)

Net loss per share of Common Stock available to
common stockholders, basic and diluted	$(0.71)	$(0.35)

Weighted average number of shares of Common Stock outstanding,
basic and diluted	44,703	40,300

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Reconciliation of FFO Attributable to Common Stockholders and Unitholders and AFFO
to Net (Loss) Income Attributable to Common Stockholders (A)
		Three months ended September 30,
(In thousands, except per-share figures)		2019	2018

Net loss attributable to common stockholders (See note 1)		$(31,529)	$(14,227)

Add:	Depreciation of real estate assets	37,381	33,037
	Amortization of acquired real estate intangible assets and deferred leasing costs	8,386	11,058
	Net loss attributable to non-controlling interests (See note 2)	(59)	216
Less:	(Gain) loss on sale of real estate	—	(18,605)
FFO attributable to common stockholders and unitholders		14,179	11,479

Add:	Loan cost amortization on acquisition term note	19	19
	Amortization of loan coordination fees paid to the Manager (See note 3)	492	673
	Payment of costs related to property refinancing	170	—
	Weather-related property operating losses	—	161
	Non-cash equity compensation to directors and executives	305	796
	Amortization of loan closing costs (See note 4)	1,168	1,309
	Depreciation/amortization of non-real estate assets	472	404
	Net loan fees received (See note 5)	148	248
	Accrued interest income received (See note 6)	—	4,298
	Internalization costs (See note 7)	818	—
	Loan loss allowance	—	3,029
	Deemed dividends from cash redemptions of preferred stock	5	2
	Amortization of lease inducements (See note 8)	435	387
	Non-cash dividends on Preferred Stock	147	63
Less:	Non-cash loan interest income (See note 6)	(3,763)	(4,104)
	Non-cash revenues from mortgage-backed securities	(281)	(131)
	Cash paid for loan closing costs	(29)	(25)
	Amortization of purchase option termination revenues (See note 9)	(1,283)	(4,478)
	Amortization of acquired above and below market lease intangibles
	and straight-line rental revenues (See note 10)	(4,293)	(3,353)
	Amortization of deferred revenues (See note 11)	(940)	(680)
	Normally recurring capital expenditures and leasing costs (See note 12)	(2,379)	(1,528)

AFFO		$5,390	$8,569

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$11,823	$10,377
	Distributions to Unitholders (See note 2)	225	272
	Total	$12,048	$10,649

Common Stock dividends and Unitholder distributions per share		$0.2625	$0.255

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.31	$0.28
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.12	$0.21

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:	44,703	40,300
	Common Stock	868	1,069
	Class A Units	45,571	41,369
	Common Stock and Class A Units

	Diluted Common Stock and Class A Units (B)	45,768	42,890

Actual shares of Common Stock outstanding, including 20 and 19 unvested shares
of restricted Common Stock at September 30, 2019 and 2018, respectively.		45,355	40,804
Actual Class A Units outstanding at September 30, 2019 and 2018, respectively.		856	1,068
	Total	46,211	41,872

(A) Units and Unitholders refer to Class A Units in our Operating Partnership (as defined in note 2), or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 1.90% weighted average non-controlling interest in the Operating Partnership for the three-month period ended September 30, 2019.

(B) Since our FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-5.

THIRD QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 3

Reconciliation of FFO Attributable to Common Stockholders and Unitholders and AFFO
to Net (Loss) Income Attributable to Common Stockholders (A)
		Nine months ended September 30,
(In thousands, except per-share figures)		2019	2018

Net loss attributable to common stockholders (See note 1)		$(88,497)	$(45,931)

Add:	Depreciation of real estate assets	109,408	90,190
	Amortization of acquired real estate intangible assets and deferred leasing costs	26,402	35,963
	Net loss attributable to non-controlling interests (See note 2)	(138)	456
Less:	(Gain) loss on sale of real estate	—	(38,961)
FFO attributable to common stockholders and unitholders		47,175	41,717

Add:	Loan cost amortization on acquisition term note	58	63
	Amortization of loan coordination fees paid to the Manager (See note 3)	1,433	1,780
	Payment of costs related to property refinancing	594	61
	Weather-related property operating losses	—	(33)
	Non-cash equity compensation to directors and executives	922	2,881
	Amortization of loan closing costs (See note 4)	3,458	3,567
	Depreciation/amortization of non-real estate assets	1,381	1,057
	Net loan fees received (See note 5)	674	1,459
	Accrued interest income received (See note 6)	5,078	8,410
	Internalization costs (See note 7)	1,143	—
	Loan loss allowance	—	3,029
	Deemed dividends from cash redemptions of preferred stock	12	522
	Amortization of lease inducements (See note 8)	1,295	955
	Non-cash dividends on Preferred Stock	359	216
Less:	Non-cash loan interest income (See note 6)	(10,745)	(14,726)
	Non-cash revenues from mortgage-backed securities	(696)	(185)
	Cash paid for loan closing costs	(37)	(416)
	Amortization of purchase option termination revenues (See note 9)	(2,370)	(1,964)
	Amortization of acquired above and below market lease intangibles
	and straight-line rental revenues (See note 10)	(12,375)	(9,047)
	Amortization of deferred revenues (See note 11)	(2,821)	(1,765)
	Normally recurring capital expenditures and leasing costs (See note 12)	(5,122)	(3,482)

AFFO		$29,416	$34,099

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$34,599	$30,283
	Distributions to Unitholders (See note 2)	683	813
	Total	$35,282	$31,096

Common Stock dividends and Unitholder distributions per share		$0.7850	$0.76

FFO per weighted average basic share of Common Stock and Unit outstanding		$1.06	$1.03
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.66	$0.84

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:	43,703	39,598
	Common Stock	875	1,070
	Class A Units	44,578	40,668
	Common Stock and Class A Units

	Diluted Common Stock and Class A Units (B)	45,235	41,936

Actual shares of Common Stock outstanding, including 20 and 19 unvested shares
of restricted Common Stock at September 30, 2019 and 2018, respectively.		45,355	40,804
Actual Class A Units outstanding at September 30, 2019 and 2018, respectively.		856	1,068
	Total	46,211	41,872

(A) Units and Unitholders refer to Class A Units in our Operating Partnership (as defined in note 2), or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 1.96% weighted average non-controlling interest in the Operating Partnership for the nine-month period ended September 30, 2019.

(B) Since our FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-5.

THIRD QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 4

Notes to Reconciliations of FFO Attributable to Common Stockholders and Unitholders and AFFO to Net Income (Loss) Attributable to Common Stockholders

1)
Rental and other property revenues and property operating expenses for the quarter ended September 30, 2019 include activity for the properties acquired during the quarter only from their respective dates of acquisition. In addition, the third quarter 2019 period includes activity for the properties acquired since September 30, 2018. Rental and other property revenues and expenses for the third quarter 2018 include activity for the acquisitions made during that period only from their respective dates of acquisition.

2)
Non-controlling interests in Preferred Apartment Communities Operating Partnership, L.P., or our Operating Partnership, consisted of a total of 856,409 Class A Units as of September 30, 2019. Included in this total are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center. The remaining Class A units were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 1.90% and 2.59% for the three-month periods ended September 30, 2019 and 2018, respectively.

3)
We pay loan coordination fees to Preferred Apartment Advisors, LLC, our Manager, to reflect the administrative effort involved in arranging debt financing for acquired properties. The fees are calculated as 0.6% of the amount of any mortgage indebtedness on newly-acquired properties or refinancing and are amortized over the lives of the respective mortgage loans. This non-cash amortization expense is an addition to FFO in the calculation of AFFO. At September 30, 2019, aggregate unamortized loan coordination fees were approximately $14.1 million, which will be amortized over a weighted average remaining loan life of approximately 10.4 years.

4)
We incur loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired real estate assets, and also for occasional amendments to our syndicated revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. Effective April 13, 2018, the maximum borrowing capacity on the Revolving Line of Credit was increased from $150 million to $200 million. These loan closing costs are also amortized over the lives of the respective loans and the Revolving Line of Credit, and this non-cash amortization expense is an addition to FFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At September 30, 2019, aggregate unamortized loan costs were approximately $25.1 million, which will be amortized over a weighted average remaining loan life of approximately 9.1 years.

5)
We receive loan origination fees in conjunction with the origination of certain real estate loan investments. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received after the payment of loan origination fees to our Manager are additive adjustments in the calculation of AFFO. Correspondingly, the amortized non-cash income is a deduction in the calculation of AFFO. Over the lives of certain loans, we accrue additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold. This non-cash interest income is subtracted from FFO in our calculation of AFFO. The amount of additional accrued interest becomes an additive adjustment to FFO once received from the borrower (see note 6).

6)
This adjustment reflects the receipt during the periods presented of additional interest income (described in note 5 above) which was earned and accrued prior to those periods presented on various real estate loans.

7)	This adjustment reflects the add-back of exploratory expenses incurred by the Company related to the potential internalization of the functions performed by its Manager.

8)	This adjustment removes the non-cash amortization of costs incurred to induce tenants to lease space in our office buildings and grocery-anchored shopping centers.

9)
Effective January 1, 2019, we terminated our purchase options on the Sanibel Straits, Newbergh, Wiregrass and Cameron Square multifamily communities and the Solis Kennesaw student housing property; on May 7, 2018, we terminated our purchase options on the Encore, Bishop Street and Hidden River multifamily communities and the Haven46 and Haven Charlotte student housing properties, all of which are (or were) partially supported by real estate loan investments held by us. In exchange, we arranged to receive termination fees aggregating approximately $20.2 million from the developers, which are recorded as revenue over the period beginning on the date of election until the earlier of (i) the maturity of the real estate loan investment and (ii) the sale of the property. The receipt of the cash termination fees are an additive adjustment in our calculation of AFFO and the removal of non-cash revenue from the recognition of the termination fees are a reduction to FFO in our calculation of AFFO; both of these adjustments are presented in a single net number within this line. For the three-month and nine month periods ended September 30, 2019, we had recognized termination fee revenues in excess of cash received, resulting in the negative adjustments shown to FFO in our calculation of AFFO.

10)
This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with our acquisitions and which are amortized over the estimated average

THIRD QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 5

remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for grocery-anchored shopping center assets and office buildings. At September 30, 2019, the balance of unamortized below-market lease intangibles was approximately $53.0 million, which will be recognized over a weighted average remaining lease period of approximately 9.4 years.

11)	This adjustment removes the non-cash amortization of deferred revenue recorded by us in conjunction with Company-owned lessee-funded tenant improvements in our office buildings.

12)
We deduct from FFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. This adjustment also deducts from FFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers and office buildings. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures. See Capital Expenditures, Grocery-Anchored Shopping Center Portfolio, and Office Buildings Portfolio sections for definitions of these terms.

See Definitions of Non-GAAP Measures beginning on page S-22.

THIRD QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 6

Preferred Apartment Communities, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per-share par values)	September 30, 2019	December 31, 2018
Assets
Real estate
Land	$607,055	$519,300
Building and improvements	3,117,087	2,738,085
Tenant improvements	151,960	128,914
Furniture, fixtures, and equipment	321,478	278,151
Construction in progress	11,242	8,265
Gross real estate	4,208,822	3,672,715
Less: accumulated depreciation	(382,479)	(272,042)
Net real estate	3,826,343	3,400,673
Real estate loan investments, net of deferred fee income and allowance for loan loss	356,272	282,548
Real estate loan investments to related parties, net	25,214	51,663
Total real estate and real estate loan investments, net	4,207,829	3,734,884

Cash and cash equivalents	86,177	38,958
Restricted cash	61,032	48,732
Notes receivable	17,698	14,440
Note receivable and revolving lines of credit due from related parties	23,959	32,867
Accrued interest receivable on real estate loans	27,877	23,340
Acquired intangible assets, net of amortization	147,649	135,961
Deferred loan costs on Revolving Line of Credit, net of amortization	1,454	1,916
Deferred offering costs	2,804	6,468
Tenant lease inducements, net	19,972	20,698
Receivable from sale of mortgage-backed security	—	41,181
Tenant receivables and other assets	60,948	41,567
Variable Interest Entity ("VIE") assets mortgage-backed pool, at fair value	610,248	269,946
Total assets	$5,267,647	$4,410,958

Liabilities and equity
Liabilities
Mortgage notes payable, net of deferred loan costs and mark-to-market adjustment	$2,561,837	$2,299,625
Revolving line of credit	50,000	57,000
Real estate loan investment participation obligation	—	5,181
Unearned purchase option termination fees	5,050	2,050
Deferred revenue	40,663	43,484
Accounts payable and accrued expenses	58,762	38,618
Accrued interest payable	7,853	6,711
Dividends and partnership distributions payable	22,429	19,258
Acquired below market lease intangibles, net of amortization	53,033	47,149
Security deposits and other liabilities	19,253	17,611
VIE liabilities from mortgage-backed pool, at fair value	585,837	264,886
Total liabilities	3,404,717	2,801,573

Commitments and contingencies
Equity
Stockholders' equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 3,050 shares authorized; 2,047 and 1,674 shares issued; 1,932 and 1,608
shares outstanding at September 30, 2019 and December 31, 2018, respectively	19	16
Series M Redeemable Preferred Stock, $0.01 par value per share; 500 shares authorized; 91 and 44 shares issued and 90 and 44 shares outstanding
at September 30, 2019 and December 31, 2018, respectively	1	—
Common Stock, $0.01 par value per share; 400,067 shares authorized;
45,335 and 41,776 shares issued and outstanding at
September 30, 2019 and December 31, 2018, respectively	453	418
Additional paid-in capital	1,861,446	1,607,712
Accumulated (deficit) earnings	—	—
Total stockholders' equity	1,861,919	1,608,146
Non-controlling interest	1,011	1,239
Total equity	1,862,930	1,609,385

Total liabilities and equity	$5,267,647	$4,410,958

THIRD QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 7

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
(In thousands)	2019	2018
Operating activities:
Net (loss) income	$(6,094)	$17,339
Reconciliation of net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	137,191	127,210
Amortization of above and below market leases	(4,525)	(4,297)
Deferred revenues and fee income amortization	(4,024)	(3,103)
Purchase option termination fee amortization	(6,900)	(6,554)
Non-cash interest income amortization on MBS, net of amortized costs	(696)	(185)
Amortization of market discount on assumed debt and lease incentives	1,492	1,152
Deferred loan cost amortization	4,752	5,213
(Increase) in accrued interest income on real estate loan investments	(7,888)	(4,385)
Equity compensation to executives and directors	922	2,881
Gains on sales of real estate and trading investment	(4)	(38,961)
Cash received for purchase option terminations	1,330	5,100
Loss on extinguishment of debt	84	—
Gain from sale of real estate loan investments, net	(747)	—
Non-cash payment of interest on related party line of credit	(637)	—
Mortgage interest received from consolidated VIEs	13,398	3,429
Mortgage interest paid to other participants of consolidated VIEs	(13,398)	(3,429)
Loan loss allowance	—	3,029
Changes in operating assets and liabilities:
(Increase) in tenant receivables and other assets	(12,379)	(3,518)
(Increase) in tenant lease incentives	(570)	(6,786)
Increase in accounts payable and accrued expenses	22,399	14,470
Increase in accrued interest, prepaid rents and other liabilities	730	3,369
Net cash provided by operating activities	124,436	111,974

Investing activities:
Investments in real estate loans	(74,668)	(145,413)
Repayments of real estate loans	—	141,729
Notes receivable issued	(5,399)	(5,949)
Notes receivable repaid	2,169	8,941
Notes receivable issued and draws on lines of credit by related parties	(30,434)	(39,377)
Repayments of notes receivable and lines of credit by related parties	26,222	28,566
Sale of real estate loan investment	747	—
Origination fees received on real estate loan investments	1,347	2,919
Origination fees paid to Manager on real estate loan investments	(674)	(1,459)
Purchases of mortgage-backed securities (K program), net of acquisition costs	(18,656)	—
Mortgage principal received from consolidated VIEs	5,024	705
Purchases of mortgage-backed securities	(12,278)	(4,739)
Sales of mortgage-backed securities	53,445	—
Acquisition of properties	(442,415)	(662,918)
Disposition of properties, net	—	83,636
Receipt of insurance proceeds for capital improvements	746	412
Additions to real estate assets - improvements	(34,251)	(36,288)
Deposits paid on acquisitions	(952)	3,552
Net cash used in investing activities	(530,027)	(625,683)

Financing activities:
Proceeds from mortgage notes payable	329,905	386,559
Repayments of mortgage notes payable	(106,728)	(66,875)
Payments for deposits and other mortgage loan costs	(6,738)	(7,150)
Proceeds from real estate loan participants	—	5
Payments to real estate loan participants	(5,223)	(4,372)
Proceeds from lines of credit	240,200	362,100
Payments on lines of credit	(247,200)	(348,200)

(Continued on next page)

THIRD QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 8

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows - continued
(Unaudited)

	Nine months ended September 30,
(In thousands)	2019	2018

Repayment of the Term Loan	—	(11,000)
Mortgage principal paid to other participants of consolidated VIEs	(5,024)	(705)
Proceeds from repurchase agreements	4,857	—
Payments for repurchase agreements	(4,857)	—
Proceeds from sales of Units, net of offering costs and redemptions	380,016	303,391
Proceeds from exercises of warrants	9,875	16,553
Payments for redemptions of preferred stock	(7,995)	(9,033)
Common Stock dividends paid	(33,617)	(29,488)
Preferred stock dividends paid	(80,339)	(61,093)
Distributions to non-controlling interests	(686)	(762)
Payments for deferred offering costs	(3,386)	(2,862)
Contributions from non-controlling interests	2,050	—
Net cash provided by financing activities	465,110	527,068

Net increase in cash, cash equivalents and restricted cash	59,519	13,359
Cash, cash equivalents and restricted cash, beginning of year	87,690	73,012
Cash, cash equivalents and restricted cash, end of period	$147,209	$86,371

Real Estate Loan Investments

The following tables present details pertaining to our portfolio of fixed rate, interest-only real estate loan investments.

Project/Property	Location	Maturity date	Optional extension date	Total loan commitments	Carrying amount (1) as of		Current / deferred interest % per annum
					September 30, 2019	December 31, 2018

Multifamily communities:				(in thousands)
Palisades	Northern VA	5/17/2020	N/A	$17,270	$17,250	$17,132	8 / 0 (2)
464 Bishop	Atlanta, GA	12/31/2019	N/A	12,693	12,693	12,693	8.5 / 0 (3)
Park 35 on Clairmont	Birmingham, AL	6/26/2020	N/A	21,060	21,060	21,060	8.5 / 2
Wiregrass	Tampa, FL	5/15/2020	5/15/2023	14,976	14,976	14,136	8.5 / 6.5
Wiregrass Capital	Tampa, FL	5/15/2020	5/15/2023	4,244	4,149	3,891	8.5 / 6.5
Berryessa	San Jose, CA	2/13/2021	2/13/2023	137,616	113,339	95,349	8.5 / 3 (4)
The Anson	Nashville, TN	11/24/2021	11/24/2023	6,240	6,240	—	8.5 / 4.5
The Anson Capital	Nashville, TN	11/24/2021	11/24/2023	5,659	4,345	3,160	8.5 / 4.5
Sanibel Straights	Fort Myers, FL	2/3/2021	2/3/2022	9,416	8,657	8,118	8.5 / 5.5
Sanibel Straights Capital	Fort Myers, FL	2/3/2021	2/3/2022	6,193	5,803	5,442	8.5 / 5.5
Falls at Forsyth	Atlanta, GA	7/11/2020	7/11/2022	22,412	21,052	19,742	8.5 / 5.5
Newbergh	Atlanta, GA	1/31/2021	1/31/2022	11,749	11,449	10,736	8.5 / 5.5
Newbergh Capital	Atlanta, GA	1/31/2021	1/31/2022	6,176	5,532	5,188	8.5 / 5.5
V & Three	Charlotte, NC	8/15/2021	8/15/2022	10,336	10,335	10,335	8.5 / 5
V & Three Capital	Charlotte, NC	8/18/2021	8/18/2022	7,338	6,430	6,030	8.5 / 5
Cameron Square	Alexandria, VA	10/11/2021	10/11/2023	21,340	18,184	17,050	8.5 / 3
Cameron Square Capital	Alexandria, VA	10/11/2021	10/11/2023	8,850	8,058	7,557	8.5 / 3
Southpoint	Fredericksburg, VA	2/28/2022	2/28/2024	7,348	7,348	896	8.5 / 4
Southpoint Capital	Fredericksburg, VA	2/28/2022	2/28/2024	4,962	4,154	3,895	8.5 / 4
E-Town	Jacksonville, FL	6/14/2022	6/14/2023	16,697	14,239	3,886	8.5 / 3.5
Vintage	Destin, FL	3/24/2022	3/24/2024	10,763	5,453	—	8.5 / 4
Hidden River II	Tampa, FL	10/11/2022	10/11/2024	4,462	192	—	8.5 / 3.5
Hidden River II Capital	Tampa, FL	10/11/2022	10/11/2024	2,763	2,209	—	8.5 / 3.5
Kennesaw Crossing	Atlanta, GA	9/1/2023	9/1/2024	14,810	5,142	—	8.5 / 5.5

(Table continued on next page)

Project/Property	Location	Maturity date	Optional extension date	Total loan commitments	Carrying amount (1) as of		Current / deferred interest % per annum
					September 30, 2019	December 31, 2018

(Continued from previous page)				(in thousands)

Student housing properties:
Haven 12	Starkville, MS	11/30/2020	N/A	6,116	6,116	6,116	8.5 / 0
Haven Charlotte (5)	Charlotte, NC	N/A	N/A	—	—	19,462	—
Haven Charlotte Member (5)	Charlotte, NC	N/A	N/A	—	—	8,201	—
Solis Kennesaw	Atlanta, GA	9/26/2020	9/26/2022	12,359	12,096	11,343	8.5 / 5.5
Solis Kennesaw Capital	Atlanta, GA	10/1/2020	10/1/2022	8,360	8,303	7,786	8.5 / 5.5
Solis Kennesaw II	Atlanta, GA	5/5/2022	5/5/2024	13,613	12,221	4,268	8.5 / 4

New Market Properties:
Dawson Marketplace	Atlanta, GA	12/31/2019	N/A	12,857	12,857	12,857	8.5 / 5.0 (6)

Preferred Office Properties:
8West	Atlanta, GA	11/29/2022	11/29/2024	19,193	3,334	—	8.5 / 5
8West construction loan	Atlanta, GA	N/A	N/A	—	—	—	(7)

				$457,871	383,216	336,329
Unamortized loan origination fees					(1,730)	(2,118)
Allowance for loan losses					—	—

Carrying amount					$381,486	$334,211

(1) Carrying amounts presented per loan are amounts drawn, exclusive of deferred fee revenue.
(2) Pursuant to an amendment of the loan agreement, effective January 1, 2019, the loan ceased accruing deferred interest.
(3) Effective January 1, 2019, the loan ceased accruing deferred interest.
(4) Effective January 1, 2019, the deferred interest rate decreased from 6.0% to 3.0%.
(5) The Company assumed the membership interests of the project from the developer in satisfaction of the project indebtedness owed to the Company.
(6) Per the terms of the loan documents, the deferred interest rate reverted to 5.0% from 6.9% per annum in January 2019.
(7) The 8West construction loan was amended and sold to a third party effective June 30, 2019.

THIRD QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 9

We hold options, but not obligations, to purchase some of the properties which are partially financed by our real estate loan investments. The option purchase prices are negotiated at the time of the loan closing and are to be calculated based upon market cap rates at the time of exercise of the purchase option, less a discount ranging from between 10 and 60 basis points (if any), depending on the loan. As of September 30, 2019, potential property acquisitions and units from projects in our real estate loan investment portfolio consisted of:

		Total units upon	Purchase option window
Project/Property	Location	completion (1)	Begin	End

Multifamily communities:
Falls at Forsyth	Atlanta, GA	356	S + 90 days (2)	S + 150 days (2)
V & Three	Charlotte, NC	338	S + 90 days (2)	S + 150 days (2)
The Anson	Nashville, TN	301	S + 90 days (2)	S + 150 days (2)
Southpoint	Fredericksburg, VA	240	S + 90 days (2)	S + 150 days (2)
E-Town	Jacksonville, FL	332	S + 90 days (3)	S + 150 days (3)
Vintage	Destin, FL	282	(4)	(4)
Hidden River II	Tampa, FL	204	S + 90 days (2)	S + 150 days (2)

Student housing properties:
Solis Kennesaw II	Atlanta, GA	175	(5)	(5)

Office property:
8West	Atlanta, GA	(6)	(6)	(6)

		2,228

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio. The purchase options held by us on the 464 Bishop, Haven Charlotte, Sanibel Straights, Wiregrass, Newbergh, Cameron Square and Solis Kennesaw projects were terminated, in exchange for an aggregate $20.2 million in termination fees from the developers, net of amounts due to third party loan participants.

(2) The option period window begins and ends at the number of days indicated beyond the achievement of a 93% physical occupancy rate by the underlying property.
(3) The option period window begins on the earlier of June 21, 2024 and the number of days indicated beyond the achievement of a 93% physical occupancy rate by the underlying property.
(4) The option period window begins on the later of one year following receipt of final certificate of occupancy or 90 days beyond the achievement of a 93% physical occupancy rate by the underlying property and ends 60 days beyond the option period beginning date.

(5) The option period begins on October 1 of the second academic year following project completion and ends on the following December 31. The developer may elect to expedite the option period to begin December 1, 2020 and end on December 31, 2020.

(6) The project plans are for the construction of a class A office building consisting of approximately 192,000 rentable square feet; our purchase option window opens 90 days following the achievement of 90% lease commencement and ends on November 30, 2024 (subject to adjustment). Our purchase option is at the to-be-agreed-upon market value. In the event the property is sold to a third party, we would be due a fee based on a minimum multiple of 1.15 times the total commitment amount of the real estate loan investment, less the amounts actually paid by the borrower, up to and including payment of accrued interest and repayment of principal at the time of the sale.

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Mortgage Indebtedness

The following table presents certain details regarding our mortgage notes payable:

		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	September 30, 2019	December 31, 2018	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR

Multifamily communities:		(in thousands)
Summit Crossing	10/31/2017	$37,829	$38,349	11/1/2024	3.99%	Fixed rate		N/A
Summit Crossing II	3/20/2014	13,273	13,357	4/1/2021	4.49%	Fixed rate		N/A
Vineyards	9/26/2014	33,549	34,039	10/1/2021	3.68%	Fixed rate		N/A
Avenues at Cypress	2/13/2015	20,830	21,198	9/1/2022	3.43%	Fixed rate		N/A
Avenues at Northpointe	2/13/2015	26,462	26,899	3/1/2022	3.16%	Fixed rate		N/A
Venue at Lakewood Ranch	5/21/2015	28,241	28,723	12/1/2022	3.55%	Fixed rate		N/A
Aster at Lely Resort	6/24/2015	31,272	31,796	7/5/2022	3.84%	Fixed rate		N/A
CityPark View	6/30/2015	20,211	20,571	7/1/2022	3.27%	Fixed rate		N/A
Avenues at Creekside	7/31/2015	39,077	39,697	8/1/2024	3.62%	160	(2)	N/A
Citi Lakes	7/29/2019	41,266	41,582	8/1/2029	3.66%	Fixed rate		N/A
Stone Creek	6/22/2017	19,886	20,139	7/1/2052	3.22%	Fixed rate		N/A
Lenox Village Town Center	2/28/2019	38,972	29,274	3/1/2029	4.34%	Fixed rate		N/A
Retreat at Lenox	12/21/2015	17,204	17,465	1/1/2023	4.04%	Fixed rate		N/A
Overton Rise	2/1/2016	38,630	39,220	8/1/2026	3.98%	Fixed rate		N/A
Village at Baldwin Park	12/17/2018	70,841	71,453	1/1/2054	4.16%	Fixed rate		N/A
Crosstown Walk	1/15/2016	30,407	30,878	2/1/2023	3.90%	Fixed rate		N/A
525 Avalon Park	6/15/2017	64,831	65,740	7/1/2024	3.98%	Fixed rate		N/A
City Vista	7/1/2016	33,856	34,387	7/1/2026	3.68%	Fixed rate		N/A
Sorrel	8/24/2016	31,624	32,137	9/1/2023	3.44%	Fixed rate		N/A
Citrus Village	3/3/2017	28,947	29,393	6/10/2023	3.65%	Fixed rate		N/A
Retreat at Greystone	11/21/2017	34,204	34,644	12/1/2024	4.31%	Fixed rate		N/A
Founders Village	3/31/2017	30,342	30,748	4/1/2027	4.31%	Fixed rate		N/A
Claiborne Crossing	4/26/2017	26,057	26,381	6/1/2054	2.89%	Fixed rate		N/A
Luxe at Lakewood Ranch	7/26/2017	37,845	38,378	8/1/2027	3.93%	Fixed rate		N/A
Adara at Overland Park	9/27/2017	30,771	31,203	4/1/2028	3.90%	Fixed rate		N/A
Aldridge at Town Village	10/31/2017	36,736	37,222	11/1/2024	4.19%	Fixed rate	(3)	N/A
Reserve at Summit Crossing	9/29/2017	19,372	19,654	10/1/2024	3.87%	Fixed rate		N/A

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Table continued from previous page		Principal balance as of					Interest only through date (1)
	Acquisition/ refinancing date	September 30, 2019	December 31, 2018	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
		(in thousands)
Overlook at Crosstown Walk	11/21/2017	21,552	21,848	12/1/2024	3.95%	Fixed rate	N/A
Colony at Centerpointe	12/20/2017	32,285	32,770	10/1/2026	3.68%	Fixed rate	N/A
Lux at Sorrel	1/9/2018	30,622	31,057	2/1/2030	3.91%	Fixed rate	N/A
Green Park	2/28/2018	38,706	39,236	3/10/2028	4.09%	Fixed rate	N/A
The Lodge at Hidden River	9/27/2018	41,075	41,576	10/1/2028	4.32%	Fixed rate	N/A
Vestavia Reserve	11/9/2018	37,282	37,726	12/1/2030	4.40%	Fixed rate	N/A
CityPark View South	11/15/2018	23,861	24,140	6/1/2029	4.51%	Fixed rate	N/A
Artisan at Viera	8/8/2019	40,000	—	9/1/2029	3.93%	Fixed rate	N/A

Total multifamily communities		1,147,918	1,112,880

Grocery-anchored shopping centers:
Spring Hill Plaza	9/17/2019	8,200	9,261	10/1/2031	3.72%	Fixed rate	N/A
Parkway Town Centre	9/17/2019	8,100	6,735	10/1/2031	3.72%	Fixed rate	N/A
Woodstock Crossing	8/8/2014	2,892	2,935	9/1/2021	4.71%	Fixed rate	N/A
Deltona Landings	8/16/2019	6,325	6,622	9/1/2029	4.18%	Fixed rate	N/A
Powder Springs	8/13/2019	8,000	6,987	9/1/2029	3.65%	Fixed rate	(4)
Kingwood Glen	9/30/2014	10,899	11,079	10/1/2019	3.48%	Fixed rate	N/A
Barclay Crossing	8/16/2019	6,269	6,229	9/1/2029	4.18%	Fixed rate	N/A
Sweetgrass Corner	9/30/2014	7,434	7,555	10/1/2019	3.58%	Fixed rate	N/A
Parkway Centre	8/16/2019	4,556	4,338	9/1/2029	4.18%	Fixed rate	N/A
The Market at Salem Cove	10/6/2014	9,120	9,253	11/1/2024	4.21%	Fixed rate	N/A
Independence Square	8/27/2015	11,522	11,716	9/1/2022	3.93%	Fixed rate	N/A
Royal Lakes Marketplace	4/12/2019	9,627	9,544	5/1/2029	4.29%	Fixed rate	N/A
The Overlook at Hamilton Place	12/22/2015	19,612	19,913	1/1/2026	4.19%	Fixed rate	N/A
Summit Point	10/30/2015	11,586	11,858	11/1/2022	3.57%	Fixed rate	N/A
East Gate Shopping Center	4/29/2016	5,316	5,431	5/1/2026	3.97%	Fixed rate	N/A
Fury's Ferry	4/29/2016	6,141	6,273	5/1/2026	3.97%	Fixed rate	N/A
Rosewood Shopping Center	4/29/2016	4,125	4,214	5/1/2026	3.97%	Fixed rate	N/A
Southgate Village	4/29/2016	7,333	7,491	5/1/2026	3.97%	Fixed rate	N/A
The Market at Victory Village	5/16/2016	8,951	9,066	9/11/2024	4.40%	Fixed rate	N/A
Wade Green Village	4/7/2016	7,695	7,815	5/1/2026	4.00%	Fixed rate	N/A
Lakeland Plaza	7/15/2016	27,661	28,256	8/1/2026	3.85%	Fixed rate	N/A
University Palms	8/8/2016	12,516	12,798	9/1/2026	3.45%	Fixed rate	N/A

THIRD QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 12

Table continued from previous page		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	September 30, 2019	December 31, 2018	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
		(in thousands)
Cherokee Plaza	4/12/2019	25,011	24,683	5/1/2027	4.28%	Fixed rate		N/A
Sandy Plains Exchange	8/8/2016	8,743	8,940	9/1/2026	3.45%	Fixed rate		N/A
Thompson Bridge Commons	8/8/2016	11,688	11,951	9/1/2026	3.45%	Fixed rate		N/A
Heritage Station	8/8/2016	8,651	8,845	9/1/2026	3.45%	Fixed rate		N/A
Oak Park Village	8/8/2016	8,927	9,128	9/1/2026	3.45%	Fixed rate		N/A
Shoppes of Parkland	8/8/2016	15,773	15,978	9/1/2023	4.67%	Fixed rate		N/A
Champions Village	10/18/2016	27,400	27,400	11/1/2021	5.11%	300	(5)	11/1/2021
Castleberry-Southard	4/21/2017	11,014	11,175	5/1/2027	3.99%	Fixed rate		N/A
Rockbridge Village	6/6/2017	13,668	13,875	7/5/2027	3.73%	Fixed rate		N/A
Irmo Station	7/26/2017	10,107	10,307	8/1/2030	3.94%	Fixed rate		N/A
Maynard Crossing	8/25/2017	17,571	17,927	9/1/2032	3.74%	Fixed rate		N/A
Woodmont Village	9/8/2017	8,375	8,535	10/1/2027	4.13%	Fixed rate		N/A
West Town Market	9/22/2017	8,562	8,737	10/1/2025	3.65%	Fixed rate		N/A
Crossroads Market	12/5/2017	18,232	18,584	1/1/2030	3.95%	Fixed rate		N/A
Anderson Central	3/16/2018	11,610	11,817	4/1/2028	4.32%	Fixed rate		N/A
Greensboro Village	5/22/2018	8,302	8,452	6/1/2028	4.20%	Fixed rate		N/A
Governors Towne Square	5/22/2018	11,045	11,245	6/1/2028	4.20%	Fixed rate		N/A
Conway Plaza	6/29/2018	9,591	9,716	7/5/2028	4.29%	Fixed rate		N/A
Brawley Commons	7/6/2018	18,070	18,387	8/1/2028	4.36%	Fixed rate		N/A
Hollymead Town Center	12/21/2018	26,907	27,300	1/1/2029	4.64%	Fixed rate		N/A
Gayton Crossing	1/17/2019	17,776	—	2/1/2029	4.71%	Fixed rate		N/A
Free State Shopping Center	5/28/2019	46,597	—	6/1/2029	3.99%	Fixed rate		N/A
Polo Grounds Mall	6/12/2019	13,286	—	7/1/2034	3.93%	Fixed rate		N/A
Disston Plaza	6/12/2019	17,985	—	7/1/2034	3.93%	Fixed rate		N/A
Fairfield Shopping Center	8/16/2019	19,750	—	8/16/2026	4.08%	205		8/16/22

Total grocery-anchored shopping centers		598,521	488,351

Student housing properties:
North by Northwest	6/1/2016	31,411	32,004	10/1/2022	4.02%	Fixed rate		N/A
SoL	10/31/2018	35,795	36,197	11/1/2028	4.71%	Fixed rate		N/A
Stadium Village	10/27/2017	45,449	46,095	11/1/2024	3.80%	Fixed rate		N/A
Ursa	12/18/2017	31,400	31,400	1/5/2020	5.02%	300		1/5/2020

THIRD QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 13

Table continued from previous page		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	September 30, 2019	December 31, 2018	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
		(in thousands)

The Tradition	5/10/2018	30,000	30,000	6/6/2021	5.77%	375	(6)	6/6/2021
Retreat at Orlando	5/31/2018	47,125	47,125	9/1/2025	4.09%	Fixed rate		9/1/2020
The Bloc	6/27/2018	28,966	28,966	7/9/2021	5.57%	355	(7)	7/9/2021
Haven49	3/27/2019	41,550	—	12/22/2019	5.77%	375		12/22/2019

Total student housing properties		291,696	251,787

Office buildings:
Brookwood Center	8/29/2016	30,910	31,481	9/10/2031	3.52%	Fixed rate		N/A
Galleria 75	11/4/2016	5,390	5,540	7/1/2022	4.25%	Fixed rate		N/A
Three Ravinia	12/30/2016	115,500	115,500	1/1/2042	4.46%	Fixed rate		1/31/2022
Westridge at La Cantera	11/13/2017	52,172	53,163	12/10/2028	4.10%	Fixed rate		N/A
Armour Yards	1/29/2018	40,000	40,000	2/1/2028	4.10%	Fixed rate		2/29/2020
150 Fayetteville	7/31/2018	114,400	114,400	8/10/2028	4.27%	Fixed rate		9/9/2020
Capitol Towers	12/20/2018	125,322	126,650	1/10/2037	4.60%	Fixed rate		N/A
CAPTRUST Tower	7/25/2019	82,650	—	8/1/2029	3.61%	Fixed rate		7/31/2029

Total office buildings		566,344	486,734
Grand total		2,604,479	2,339,752
Less: deferred loan costs		(37,954)	(35,242)
Less: below market debt adjustment		(4,688)	(4,885)
Mortgage notes, net		$2,561,837	$2,299,625

Footnotes to Mortgage Notes Table

(1) Following the indicated interest only period (where applicable), monthly payments of accrued interest and principal are based on a 25 to 35-year amortization period through the maturity date.
(2) The mortgage instrument was assumed as part of the sales transaction; the 1 Month LIBOR index is capped at 5.0%, resulting in a cap on the combined rate of 6.6%.
(3) The property was temporarily financed through a credit facility sponsored by the Federal Home Loan Mortgage Corporation; the Company obtained permanent mortgage financing subsequent to the closing as shown.

(4) The mortgage has interest-only payment terms for the periods of June 1, 2023 through May 1, 2024 and from June 1, 2028 through May 1, 2029.
(5) The interest rate has a floor of 3.25%.
(6) The interest rate has a floor of 5.35%.
(7) The interest rate has a floor of 5.25%.

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Multifamily Communities

As of September 30, 2019, our multifamily community portfolio consisted of the following properties:

				Three months ended September 30, 2019
Property	Location	Number of units	Average unit size (sq. ft.)	Average physical occupancy	Average rent per unit

Same-Store Communities:
Summit Crossing I	Atlanta, GA	345	1,034	96.7%	$1,215
Summit Crossing II	Atlanta, GA	140	1,100	96.7%	$1,319
Overton Rise	Atlanta, GA	294	1,018	95.4%	$1,574
Aldridge at Town Village	Atlanta, GA	300	969	96.7%	$1,374
Avenues at Cypress	Houston, TX	240	1,170	95.1%	$1,471
Avenues at Northpointe	Houston, TX	280	1,167	97.6%	$1,420
Vineyards	Houston, TX	369	1,122	95.9%	$1,186
Avenues at Creekside	San Antonio, TX	395	974	94.3%	$1,176
Aster at Lely Resort	Naples, FL	308	1,071	94.5%	$1,465
Venue at Lakewood Ranch	Sarasota, FL	237	1,001	92.1%	$1,591
525 Avalon Park	Orlando, FL	487	1,394	94.7%	$1,504
Citi Lakes	Orlando, FL	346	984	95.1%	$1,478
Luxe at Lakewood Ranch	Sarasota, FL	280	1,105	96.4%	$1,518
Citrus Village	Tampa, FL	296	980	96.7%	$1,312
Lenox Village	Nashville, TN	273	906	96.0%	$1,300
Regent at Lenox	Nashville, TN	18	1,072	94.4%	$1,400
Retreat at Lenox	Nashville, TN	183	773	96.9%	$1,223
Retreat at Greystone	Birmingham, AL	312	1,100	95.4%	$1,323
City Vista	Pittsburgh, PA	272	1,023	95.2%	$1,428
Adara Overland Park	Kansas City, KS	260	1,116	96.8%	$1,358
Founders Village	Williamsburg, VA	247	1,070	95.5%	$1,413
Sorrel	Jacksonville, FL	290	1,048	95.3%	$1,315

Total/Average Same-Store Communities		6,172		95.6%

CityPark View	Charlotte, NC	284	948	95.3%	$1,149
CityPark View South	Charlotte, NC	200	1,005	95.8%	$1,269
Stone Creek	Houston, TX	246	852	96.1%	$1,163
Crosstown Walk	Tampa, FL	342	1,070	94.2%	$1,331
Overlook at Crosstown Walk	Tampa, FL	180	986	93.9%	$1,413
Claiborne Crossing	Louisville, KY	242	1,204	97.2%	$1,379
The Reserve at Summit Crossing	Atlanta, GA	172	1,002	95.3%	$1,383
Colony at Centerpointe	Richmond, VA	255	1,149	98.7%	$1,395
Lux at Sorrel	Jacksonville, FL	265	1,025	95.0%	$1,416
Green Park	Atlanta, GA	310	985	96.7%	$1,474
Lodge at Hidden River	Tampa, FL	300	980	95.7%	$1,407
Vestavia Reserve	Birmingham, AL	272	1,113	93.1%	$1,570
Artisan at Viera	Melbourne, FL	259	1,070	—	—
Five Oaks at Westchase	Tampa, FL	218	983	—	—

Value-add project:
Village at Baldwin Park	Orlando, FL	528	1,069	94.9%	$1,695

Total PAC Non-Same-Store Communities		4,073

Average stabilized physical occupancy				95.6%

Total multifamily community units		10,245

For the three-month period ended September 30, 2019, our average same-store multifamily communities' physical occupancy was 95.6%. We calculate average same-store physical occupancy for quarterly periods as the average number of occupied units on the 20th day of each of the trailing three months from the reporting period end date and that have been owned for at least 15 full months as of the end of the first quarter of each year. We exclude the operating results of properties for which construction of adjacent phases has commenced, properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. For the three-month period ended September 30, 2019,

THIRD QUARTER 2019 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 15

our average stabilized physical occupancy was 95.6%. We calculate average stabilized physical occupancy for quarterly periods as the average number of occupied units on the 20th day of each of the trailing three months from the reporting period end date. For the three-month period ended September 30, 2019, our average economic occupancy was 95.3%. We define average economic occupancy as market rent reduced by vacancy losses, expressed as a percentage. All of our multifamily properties are included in these calculations except for properties which are not yet stabilized (which we define as properties having first achieved 93% physical occupancy for three full months in a quarter), properties which are owned for less than the entire reporting period and properties which are undergoing significant capital projects, have sustained significant casualty losses or are adding additional phases (Village at Baldwin Park, Lodge at Hidden River, Vestavia Reserve, Artisan at Viera and Five Oaks at Westchase). We also exclude properties which are currently being marketed for sale, of which we had none at September 30, 2019.

Student Housing Properties

As of September 30, 2019, our student housing portfolio consisted of the following properties:

					Three months ended September 30, 2019
Property	Location	Number of units	Number of beds	Average unit size (sq. ft.)	Average physical occupancy (1)	Average rent per bed
Student housing properties:
North by Northwest (2)	Tallahassee, FL	219	679	1,250	86.7%	$712
SoL (2)	Tempe, AZ	224	639	1,296	98.9%	$712
Stadium Village (2, 3)	Atlanta, GA	198	792	1,466	97.4%	$721
Ursa (2,3)	Waco, TX	250	840	1,634	95.5%	$596
The Tradition	College Station, TX	427	808	539	95.7%	$596
The Retreat at Orlando (2)	Orlando, FL	221	894	2,036	98.6%	$763
The Bloc	Lubbock, TX	140	556	1,394	—%	n/a
Haven49 (2)	Charlotte, NC	332	887	1,224	—%	n/a

		2,011	6,095		95.6%	$682
(1) Data only presented for stabilized student housing properties.
(2) On July 29, 2019, we entered into a purchase and sale agreement to sell six of our student housing properties to a third party. A non-refundable earnest money deposit has been placed into an escrow account by the purchaser and we anticipate the sale to close in the near future.

(3) The Company acquired and owns an approximate 99% equity interest in a joint venture which owns both Stadium Village and Ursa.

Capital Expenditures

We regularly incur capital expenditures related to our owned multifamily communities and student housing properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding.

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For the three-month period ended September 30, 2019, our capital expenditures for multifamily communities consisted of:

	Capital Expenditures - Multifamily Communities
	Recurring		Non-recurring		Total
(in thousands, except per-unit figures)	Amount	Per Unit	Amount	Per Unit	Amount	Per Unit
Appliances	$143	$14.11	$—	$—	$143	$14.11
Carpets	474	46.91	—	—	474	46.91
Wood / vinyl flooring	28	2.69	74	7.36	102	10.05
Mini blinds and ceiling fans	74	7.32	—	—	74	7.32
Fire safety	—	—	45	4.36	45	4.36
HVAC	216	21.36	—	—	216	21.36
Computers, equipment, misc.	2	0.25	82	8.15	84	8.40
Elevators	—	—	—	—	—	—
Exterior painting	—	—	297	29.34	297	29.34
Leasing office and other common amenities	101	9.95	188	18.31	289	28.26
Major structural projects	—	—	543	53.36	543	53.36
Cabinets and countertop upgrades	—	—	143	14.03	143	14.03
Landscaping and fencing	—	—	95	9.02	95	9.02
Parking lot	—	—	94	9.24	94	9.24
Signage and sanitation	—	—	12	1.16	12	1.16
Totals	$1,038	$102.59	$1,573	$154.33	$2,611	$256.92

For the three-month period ended September 30, 2019, our capital expenditures for student housing properties consisted of:

	Capital Expenditures - Student Housing Properties
	Recurring		Non-recurring		Total
(in thousands, except per-bed figures)	Amount	Per Bed	Amount	Per Bed	Amount	Per Bed
Appliances	$28	$4.56	$—	$—	$28	$4.56
Carpets	199	34.17	—	—	199	34.17
Wood / vinyl flooring	—	—	20	3.43	20	3.43
Mini blinds and ceiling fans	22	3.78	—	—	22	3.78
Fire safety	—	—	—	—	—	—
HVAC	34	5.79	138	23.18	172	28.97
Computers, equipment, misc.	4	0.70	65	10.88	69	11.58
Elevators	—	—	—	—	—	—
Exterior painting	—	—	204	32.47	204	32.47
Leasing office and other common amenities	—	—	89	14.29	89	14.29
Major structural projects	—	—	369	56.27	369	56.27
Cabinets and counter top upgrades	—	—	13	1.95	13	1.95
Landscaping and fencing	—	—	60	8.43	60	8.43
Parking lot	—	—	6	0.83	6	0.83
Signage and sanitation	—	—	61	10.16	61	10.16
Unit furniture	291	49.68	—	—	291	49.68
Totals	$578	$98.68	$1,025	$161.89	$1,603	$260.57

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Grocery-Anchored Shopping Center Portfolio

As of September 30, 2019, our grocery-anchored shopping center portfolio consisted of the following properties:

Property name	Location	Year built	GLA (1)		Percent leased	Grocery anchor tenant

Castleberry-Southard	Atlanta, GA	2006	80,018		98.3%	Publix
Cherokee Plaza	Atlanta, GA	1958	102,864		100.0%	Kroger
Governors Towne Square	Atlanta, GA	2004	68,658		95.9%	Publix
Lakeland Plaza	Atlanta, GA	1990	301,711		93.6%	Sprouts
Powder Springs	Atlanta, GA	1999	77,853		96.9%	Publix
Rockbridge Village	Atlanta, GA	2005	102,432		89.3%	Kroger
Roswell Wieuca Shopping Center	Atlanta, GA	2007	74,370		100.0%	The Fresh Market
Royal Lakes Marketplace	Atlanta, GA	2008	119,493		95.0%	Kroger
Sandy Plains Exchange	Atlanta, GA	1997	72,784		96.7%	Publix
Summit Point	Atlanta, GA	2004	111,970		90.7%	Publix
Thompson Bridge Commons	Atlanta, GA	2001	92,587		96.4%	Kroger
Wade Green Village	Atlanta, GA	1993	74,978		86.0%	Publix
Woodmont Village	Atlanta, GA	2002	85,639		98.6%	Kroger
Woodstock Crossing	Atlanta, GA	1994	66,122		100.0%	Kroger
East Gate Shopping Center	Augusta, GA	1995	75,716		92.2%	Publix
Fury's Ferry	Augusta, GA	1996	70,458		96.2%	Publix
Parkway Centre	Columbus, GA	1999	53,088		97.7%	Publix
Greensboro Village	Nashville, TN	2005	70,203		96.3%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570		100.0%	Publix
Parkway Town Centre	Nashville, TN	2005	65,587		100.0%	Publix
The Market at Salem Cove	Nashville, TN	2010	62,356		100.0%	Publix
The Market at Victory Village	Nashville, TN	2007	71,300		98.0%	Publix
The Overlook at Hamilton Place	Chattanooga, TN	1992	213,095		100.0%	The Fresh Market
Shoppes of Parkland	Miami-Ft. Lauderdale, FL	2000	145,720		100.0%	BJ's Wholesale Club
Polo Grounds Mall	West Palm Beach, FL	1966	130,285		98.9%	Publix
Crossroads Market	Naples, FL	1993	126,895		100.0%	Publix
Neapolitan Way	Naples, FL	1985	137,580		91.8%	Publix
Conway Plaza	Orlando, FL	1966	117,705		83.4%	Publix
Deltona Landings	Orlando, FL	1999	59,966		100.0%	Publix
University Palms	Orlando, FL	1993	99,172		98.6%	Publix
Disston Plaza	Tampa-St. Petersburg, FL	1954	129,150		96.6%	Publix
Barclay Crossing	Tampa, FL	1998	54,958		100.0%	Publix
Champions Village	Houston, TX	1973	383,346		78.0%	Randalls
Kingwood Glen	Houston, TX	1998	103,397		97.1%	Kroger
Independence Square	Dallas, TX	1977	140,218		87.2%	Tom Thumb
Oak Park Village	San Antonio, TX	1970	64,855		100.0%	H.E.B.
Sweetgrass Corner	Charleston, SC	1999	89,124		29.1%	(2)
Irmo Station	Columbia, SC	1980	99,384		96.4%	Kroger
Rosewood Shopping Center	Columbia, SC	2002	36,887		93.5%	Publix
Anderson Central	Greenville Spartanburg, SC	1999	223,211		96.8%	Walmart
Fairview Market	Greenville Spartanburg, SC	1998	53,888		76.6%	Aldi
Brawley Commons	Charlotte, NC	1997	122,028		97.4%	Publix
West Town Market	Charlotte, NC	2004	67,883		100.0%	Harris Teeter
Heritage Station	Raleigh, NC	2004	72,946		100.0%	Harris Teeter
Maynard Crossing	Raleigh, NC	1996	122,781		91.1%	Harris Teeter
Southgate Village	Birmingham, AL	1988	75,092		96.8%	Publix
Hollymead Town Center	Charlottesville, VA	2005	158,807		90.8%	Harris Teeter
Gayton Crossing	Richmond, VA	1983	158,316	(3)	84.3%	Kroger
Fairfield Shopping Center (4)	Virginia Beach, VA	1985	231,829		85.8%	Food Lion
Free State Shopping Center	Washington, DC	1970	264,152		97.7%	Giant

Grand total/weighted average			5,644,427		92.7%

(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.
(2) Bi-Lo (the former anchor tenant) had extended their term through April 30, 2019 and had no further right or option to extend their lease.
(3) The GLA figure shown excludes the GLA of the Kroger store, which is owned by others.

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(4) Property is owned through a consolidated joint venture.
As of September 30, 2019, our grocery-anchored shopping center portfolio was 92.7% leased. We define percent leased as the percentage of gross leasable area that is leased, including noncancelable lease agreements that have been signed which have not yet commenced.

Details regarding lease expirations (assuming no exercises of tenant renewal options) within our grocery-anchored shopping center portfolio as of September 30, 2019 were:

	Totals
	Number of leases	Leased GLA	Percent of leased GLA

Month to month	6	13,943	0.3%
2019	22	61,052	1.2%
2020	139	447,860	8.6%
2021	158	590,374	11.3%
2022	158	500,008	9.6%
2023	118	518,907	9.9%
2024	116	1,129,834	21.6%
2025	52	692,952	13.3%
2026	16	170,882	3.3%
2027	24	184,585	3.5%
2028	26	302,066	5.8%
2029 +	37	617,577	11.6%

Total	872	5,230,040	100.0%

The Company's grocery-anchored shopping center portfolio contained the following anchor tenants as of September 30, 2019:

Tenant	GLA	Percent of total GLA
Publix	1,131,159	20.0%
Kroger	518,194	9.2%
Harris Teeter	222,523	3.9%
Wal-Mart	183,211	3.2%
BJ's Wholesale Club	108,532	1.9%
Giant	73,149	1.3%
Randall's	61,604	1.1%
H.E.B	54,844	1.0%
Tom Thumb	43,600	0.8%
The Fresh Market	43,321	0.8%
Food Lion	38,538	0.7%
Sprouts	29,855	0.5%
Aldi	23,622	0.5%

Total	2,532,152	44.9%

The Company's Quarterly Report on Form 10-Q for third quarter 2019 will present income statements of New Market Properties, LLC within the Results of Operations section of Management's Discussion and Analysis of Financial Condition and Results of Operations.

Second-generation capital expenditures within our grocery-anchored shopping center portfolio by property for the third quarter 2019 totaled approximately $744,000. Second-generation capital expenditures exclude those expenditures made in our grocery-anchored shopping center portfolio (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our ownership standards, and (iii) for property redevelopments and repositioning.

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Office Building Portfolio

As of September 30, 2019, our office building portfolio consisted of the following properties:

Property Name	Location	GLA		Percent leased
Three Ravinia	Atlanta, GA	814,000		98%
150 Fayetteville	Raleigh, NC	560,000		91%
Capitol Towers	Charlotte, NC	479,000		96%
Westridge at La Cantera	San Antonio, TX	258,000		100%
CAPTRUST Tower	Raleigh, NC	300,000		100%
Armour Yards	Atlanta, GA	187,000	(1)	95%
Brookwood Center	Birmingham, AL	169,000		100%
Galleria 75	Atlanta, GA	111,000		96%

		2,878,000		97%

(1) GLA for Armour Yards excludes 35,000 square feet for 251 Armour, which is under redevelopment.

The Company's office building portfolio includes the following significant tenants:

	Rentable square footage	Percent of Annual Base Rent	Annual Base Rent (in thousands)
InterContinental Hotels Group	520,000	16.0%	$12,043
Albemarle	162,000	7.6%	5,706
CapFinancial	113,000	5.3%	3,954
United Services Automobile Association	129,000	4.1%	3,118
Harland Clarke Corporation	129,000	3.8%	2,881

	1,053,000	36.8%	$27,702

The Company defines Annual Base Rent as the current monthly base rent annualized under the respective leases.

The Company's leased square footage of its office building portfolio expires according to the following schedule:

Office building portfolio
		Percent of
Year of lease expiration	Rented square	rented
	feet	square feet
2019	25,000	0.9%
2020	100,000	3.6%
2021	220,000	7.9%
2022	106,000	3.9%
2023	144,000	5.2%
2024	242,000	8.8%
2025	217,000	7.9%
2026	239,000	8.8%
2027	267,000	9.7%
2028	213,000	7.8%
2029+	975,000	35.5%

Total	2,748,000	100.0%

The Company recognized second-generation capital expenditures within its office building portfolio of approximately $20,000 during the third quarter 2019. Second-generation capital expenditures exclude those expenditures made in our office building portfolio (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our Class A ownership standards (and which amounts

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were underwritten into the total investment at the time of acquisition), (iii) to newly leased space which had been vacant for more than one year and (iv) for property re-developments and repositionings.
Definitions of Non-GAAP Measures

We disclose FFO, AFFO and NOI, each of which meet the definition of a “non-GAAP financial measure”, as set forth in Item 10(e) of Regulation S-K promulgated by the SEC. As a result we are required to include in this filing a statement of why the Company believes that presentation of these measures provides useful information to investors. None of FFO, AFFO and NOI should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further FFO, AFFO and NOI should be compared with our reported net income or net loss and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements. FFO and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Funds From Operations Attributable to Common Stockholders and Unitholders (“FFO”)

FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 “White Paper on Funds From Operations,” which was restated in 2018, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. We have adopted the NAREIT definition for computing FFO as a meaningful supplemental gauge of our operating results, and as is most often presented by other REIT industry participants.

The NAREIT definition of FFO (and the one reported by the Company) is:

Net income/loss, excluding:

•	depreciation and amortization related to real estate;

•	gains and losses from the sale of certain real estate assets;

•	gains and losses from change in control and

•	impairment writedowns of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”)

AFFO makes further adjustments to FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

FFO, plus:
• non-cash equity compensation to directors and executives;
• amortization of loan closing costs;
• losses on debt extinguishments or refinancing costs;
• weather-related property operating losses;
• amortization of loan coordination fees paid to the Manager;
• depreciation and amortization of non-real estate assets;
• net loan fees received;
• accrued interest income received;
• internalization costs;
• allowances for loan loss reserves;
• cash received for purchase option terminations;
• deemed dividends on preferred stock redemptions;
• non-cash dividends on Series M Preferred Stock; and
• amortization of lease inducements;

Less:

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• non-cash loan interest income;
• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities;
• amortization of straight line rent adjustments and deferred revenues; and
• normally-recurring capital expenditures and capitalized retail direct leasing costs.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and may be useful in comparing our operating performance with other real estate companies. Since our calculation of AFFO removes other significant non-cash charges and revenues and other costs which are not representative of our ongoing business operations, we believe it improves comparability to investors in assessing our core operating results across periods. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. FFO and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Multifamily Communities' Same-Store Net Operating Income (“NOI”)

We use same store net operating income as an operational metric for our same-store communities, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. We define our population of same-store communities as those that are stabilized and that have been owned for at least 15 full months, as of the end of the first quarter of each year, and exclude the operating results of properties for which construction of adjacent phases has commenced, and properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. We define net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. We believe that net operating income is an important supplemental measure of operating performance for REITs because it provides measures of core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for the most comparable GAAP-compliant measure, net income/loss.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to own and operate multifamily properties and, to a lesser extent, own and operate grocery-anchored shopping centers, class A office buildings and student housing properties. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities. As a secondary strategy, we may acquire or originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of our assets in other real estate related investments, including other income-producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other income-producing property types, membership or partnership interests in other income-producing property types as determined by our manager as appropriate for us. At September 30, 2019, the Company was the approximate 98.2% owner of Preferred Apartment Communities Operating Partnership, L.P., the Company's operating partnership. Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2011. Learn more at www.pacapts.com.

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